Exhibit 10.1

THIRD AMENDMENT TO
CREDIT AND SECURITY AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 4, 2015, is entered into by and among NOVATEL WIRELESS, INC., a Delaware corporation (“Novatel”), ENFORA, INC., a Delaware corporation (“Enfora”), and FEENEY WIRELESS, LLC, an Oregon limited liability company (“Feeney Wireless”; Novatel, Enfora and Feeney Wireless are sometimes referred to in this Amendment individually as a “Borrower” and collectively as the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.
RECITALS
A.    The Lender and Borrowers have previously entered into that certain Credit and Security Agreement dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrowers.
B.    Borrowers have requested that certain amendments be made to the Credit Agreement, and Lender is willing to agree to such amendments pursuant to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Credit Agreement.
1.1Section 7.9 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (c) thereof, replacing the “.” at the end of clause (d) thereof with “;”, and adding a new clause (e) and (f) to read in their entirety as follows:
“(e)    The issuance of Stock upon the conversion of the Convertible Notes to the extent deemed a Restricted Junior Payment; and
(f)    Payments on the Convertible Notes permitted pursuant to clause (q) of the definition of “Permitted Indebtedness” to the extent deemed a Restricted Junior Payment.”
1.2Section 9.7 of the Credit Agreement is hereby amended to read in its entirety as follows:
“9.7    If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to the

Indebtedness of such Loan Party or such Subsidiary involving an aggregate amount of $250,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, (b) a default in or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party, or (c) an “event of default” under the Convertible Note Documents; provided that, in the case of clauses (a), (b) and (c), if such default is cured or waived and no third party thereunder has any right to exercise any rights or remedies in connection therewith, there shall be no Event of Default hereunder;”
1.3The following new defined terms are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical position:
““Convertible Note Documents” means the Convertible Notes, the Indenture dated on or about June 10, 2015 between Novatel Wireless, Inc. and Wilmington Trust, National Association, as trustee, substantially in the form attached hereto as Exhibit G, with such changes, if any, that are not materially adverse to the interests of Lender or are made solely to conform to the terms set forth in the Private Placement Memorandum, and all other documents related thereto and executed in connection therewith.”
““Convertible Notes” means Novatel Wireless, Inc.’s 5.50% Convertible Senior Notes Due 2020 as described in the Private Placement Memorandum.”
““Private Placement Memorandum” means that certain Private Placement Memorandum dated June 1, 2015 of Novatel Wireless, Inc. as supplemented by the related Pricing Term Sheet dated June 4, 2015.”
1.4The definition of “Permitted Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (p) thereof, renumbering clause (q) as clause (r), and adding a new clause (q) to read in its entirety as follows:
“(q)    the unsecured Indebtedness of Novatel Wireless, Inc. incurred pursuant to and in accordance with the Convertible Note Documents in an aggregate principal amount not to exceed $125,000,000; provided, that Novatel Wireless, Inc. shall not redeem, repurchase or satisfy any conversion obligation under any Convertible Note in cash (or partially in cash), other than with respect to cash paid in lieu of fractional shares, unless (i) no Default or Event of Default has occurred and is continuing or would result from such cash payment and (ii) Borrowers shall have Excess Availability in an amount equal to or greater than $10,000,000 on a pro-forma basis for the 60-day period both immediately preceding the date of such cash payment and immediately after giving effect to any such cash payment; and”
1.5A new Exhibit G is hereby added to the Credit Agreement to read in its entirety as set forth on Annex A attached to this Amendment.
2.Amendment Fee. Intentionally Omitted.

3.Effectiveness of this Amendment. This Amendment shall be effective upon Lender’s receipt of the following items, in form and content acceptable to the Lender:
3.1This Amendment, duly executed in a sufficient number of counterparts for distribution to all parties;
3.2The Acknowledgment by Guarantors, in the form attached to this Amendment;
3.3The representations and warranties set forth in this Amendment must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and
3.4All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by the Lender.
4.Representations and Warranties. Each Borrower represents and warrants as follows:
4.1Authority. Each Borrower has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrowers of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable, action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.
4.2Enforceability. This Amendment has been duly executed and delivered by Borrowers. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.
4.3Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.
4.4Due Execution. The execution, delivery and performance of this Amendment are within the corporate or limited liability company, as applicable, power of each Borrower, have been duly authorized by all necessary action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower except to the extent that any such contravention could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.
4.5No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5.No Waiver. Except as otherwise expressly provided herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.
6.Release. Each of the Borrowers and Guarantors hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers or Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrowers and Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention Borrowers and Guarantors each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.
7.Costs and Expenses. Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Lender on demand for all Lender Expenses incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable and documented (to the extent such documentation is reasonably requested by Borrowers) out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make an Advance to the Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

8.Choice of Law; Venue; Jury Trial Waiver; Arbitration. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State. All of the terms of Section 13 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.
9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or “pdf” file or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
10.Reference to and Effect on the Loan Documents.
10.1Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
10.2Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lender and Bank Product Providers, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
10.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
10.4To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
10.5This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).
11.Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the other Loan Documents, in each case as amended by this Amendment, effective as of the date hereof.

12.Estoppel. To induce the Lender to enter into this Amendment and to continue to make Advances or issue Letters of Credit to or for the account of the Borrowers under the Credit Agreement, Borrowers hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrowers as against the Lender or any Bank Product Provider with respect to the Obligations.
13.Integration; Conflict; Successors and Assigns; Amendment. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties, subject to the provisions of the Credit Agreement and the other Loan Documents. No amendment or modification of this Amendment shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify this Amendment.
14.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.
BORROWERS:

NOVATEL WIRELESS, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Chief Financial Officer

ENFORA, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Chief Financial Officer

FEENEY WIRELESS, LLC

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Van Meter
Name:	Robin Van Meter
Title:	Authorized Signatory

ACKNOWLEDGMENT BY GUARANTORS
Dated as of June 4, 2015
Each of the undersigned, being a “Guarantor” (“Guarantor”) under that certain Continuing Guaranty, dated as of March 27, 2015, executed in favor of Wells Fargo Bank, National Association (“Lender”) (as amended, modified or supplemented, the “Guaranty”), hereby (i) acknowledges and agrees to the foregoing Third Amendment to Credit and Security Agreement (the “Amendment”; to which reference is made for capitalized terms used but not defined in this Acknowledgment by Guarantors), including, without limitation, the release set forth in Section 6 of the Amendment, and (ii) confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Lender has informed each Guarantor of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

R.E.R. ENTERPRISES, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary

FEENEY WIRELESS IC-DISC, INC.

By:	/s/ Michael Newman
Name:	Michael Newman
Title:	Secretary